EXHIBIT 99.1
May 18, 2021

Press Release
SOURCE: Oil States International, Inc.

Oil States Adds Denise Castillo-Rhodes to its Board

HOUSTON, May 18, 2021 – Oil States International, Inc. (NYSE:OIS) announced today that its Board of Directors elected Denise Castillo-Rhodes as a member of its Board of Directors. Ms. Castillo-Rhodes has been appointed as a Class II Director with an initial term expiring in May 2024 and will serve on the Company’s Audit Committee.

“On behalf of our Board of Directors, I’m very pleased to welcome Denise to Oil States. Denise brings extensive accounting, financial and executive leadership experience and skills to our Board and Audit Committee, which will provide us with meaningful benefits as we navigate the changing energy landscape and focus on our long-term growth and success,” said Cindy B. Taylor, Oil States' President and Chief Executive Officer.

About Denise Castillo-Rhodes

Ms. Castillo-Rhodes is Chief Financial Officer of Texas Medical Center, where she oversees accounting, finance, risk management and tax compliance. Ms. Castillo-Rhodes also serves as secretary of the board and chair of the Audit & Finance committee for Thermal Energy Corporation and as a director for the TMC Library and Texas Medical Center Hospital Laundry Co-Op, all of which are member institutions of Texas Medical Center. Ms. Castillo-Rhodes has served Texas Medical Center in this capacity since 2004. Prior to becoming CFO, from 2002-2004, Ms. Castillo-Rhodes served as Vice-President and Controller for Texas Medical Center. Prior to joining Texas Medical Center Ms. Castillo-Rhodes served as Controller for Nabisco’s Manufacturing Facility in Houston. Ms. Castillo-Rhodes also serves on the board of Allegiance Bancshares, Inc. and is a Trustee for the City of Houston’s Municipal Employee Pension System. Ms. Castillo-Rhodes holds a Bachelor of Business Administration from the University of Texas at El Paso and a Master of Business Administration from the University of St. Thomas. She is a certified public accountant and is a member of the Texas Society of Certified Public Accountants and American Institute of Certified Public Accountants.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas, with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the “Business” and “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the subsequently filed Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582